                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                   May 1, 2001


                               THE SHAW GROUP INC.
             (Exact name of registrant as specified in its charter)


          Louisiana                        0-22992               72-1106167
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

            8545 United Plaza Boulevard, Baton Rouge, Louisiana 70809
              (Address of principal executive offices and zip code)

                                 (225) 932-2500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5     Other Events.

         The Company is filing herewith certain agreements and press releases in connection with the issuance of its zero-coupon Liquid Yield Option(TM) Notes due 2021 ("LYONs"). The aggregate principal amount of LYONs at maturity is $790,000,000. The LYONs were issued on an original issue discount basis of $639.23 per LYON, providing the holders with a yield-to-maturity of 2.25%. The Company raised approximately $490,000,000 in net proceeds from the sale of the LYONs.

         The LYONs are convertible into shares of the Company's common stock at a fixed ratio of 8.2988 shares per $1,000 face value, or an effective conversion price of $77.03 per share. The LYONs can be put to the Company on the third, fifth, tenth and fifteenth anniversaries of the issue date at the issue price plus the accrued original issue discount and can be paid in cash or stock at Shaw's option. The LYONs are callable by Shaw any time after the fifth anniversary of the issue at the issue price plus the accrued original issue discount.

         The Company has agreed to register for resale the LYONs and the shares of common stock into which the LYONs are convertible pursuant to the Registration Rights Agreement filed as an exhibit to this report.

         This announcement is not, and is not to be deemed, an offer to sell the LYONs or the shares of common stock into which the LYONs are convertible.

Item 7(c)  Exhibits.

         The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

         4.1 Indenture dated as of May 1, 2001, between The Shaw Group Inc. and United States Trust Company of New York

         4.2 Registration Rights Agreement dated as of May 1, 2001, among The Shaw Group Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

         99.1 Press Release dated April 26, 2001 - Shaw Sells $377 Million Zero Coupon Liquid Yield Option(TM)Notes.

         99.2 Press Release dated April 30, 2001 - Shaw Receives Additional $124 Million in Proceeds from Prior LYONs Placement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE SHAW GROUP INC.
                                        (Registrant)


Date:      May 11, 2001              By: /s/ ROBERT L. BELK
                                        ----------------------------------------
                                        Robert L. Belk, Executive Vice President
                                               and Chief Financial Officer

                               THE SHAW GROUP INC.

                                  EXHIBIT INDEX

                                    Form 8-K
                                   May 1, 2001


    Exhibit Number                  Description
    --------------                  -----------
          4.1            Indenture dated as of May 1, 2001, between The Shaw
                         Group Inc. and the United States Trust Company of New
                         York

          4.2 Registration Rights Agreement dated as of May 1, 2001, among The Shaw Group Inc., Merrill Lynch & Co. and
                         Merrill Lynch, Pierce, Fenner & Smith Incorporated

         99.1            Press Release dated April 26, 2001 - Shaw Sells $377
                         Million Zero Coupon Liquid Yield Option(TM)Notes

         99.2            Press Release dated April 30, 2001 - Shaw Receives
                         Additional $124 Million in Proceeds from Prior LYONs
                         Placement